UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 12, 2006

ProUroCare Medical, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-103781	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Carlson Parkway, Suite 124, Plymouth, MN		55447
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 952-476-9093

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)        Effective December 12, 2006, Michael P. Grossman resigned as a member of the ProUroCare Medical Inc.’s (the “Company”) Board of Directors. Mr. Grossman resigned prior to the expiration of his term for personal reasons.

(d)        On December 12, 2006, the Company’s Board of Directors elected the Company’s Chief Executive Officer, Richard C. Carlson to the Company’s Board of Directors. Mr. Carlson will serve for a term expiring at the Company’s annual meeting of stockholders to be held in 2007.

There is no agreement or understanding between Mr. Carlson and any other person pursuant to which Mr. Carlson was appointed to the Board. Mr. Carlson is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.  Mr. Carlson may become a member of one or more committees of the Board of Directors.  The determination of such committee memberships will be addressed at a future regularly scheduled meeting of the Board of Directors, and be disclosed by an amendment to this Current Report on Form 8-K filed by the Company after such determination.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL, INC.

	By:	/s/ Richard C. Carlson
December 18, 2006		Richard C. Carlson,
Chief Executive Officer